[redacted]

ADDENDUM TO SALES CONTRACT

Date:04/06/2022

This Addendum is a part of the Agreement on the Property located at
4342 WINCHESTER HILLS DRIVE, BIRMINGHAM AL 35215
and dated 04/06/2022 between the undersigned Purchaser(s) and the undersigned Seller(s).

Address Correction:

The purchase contract property address is being corrected to 4342 Winchester Hills Dr Birmingham AL 35215

[redacted] dotloop verified 04/06/22 9:13 AM PDT KSQI-F6NO-4HRZ-CG8T

Purchaser

Witness

Purchaser

Witness

[redacted] 04/06/22

Seller

Witness

Seller

Witness

Date